UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ 85233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On November 22, 2004, Catalytica Energy Systems, Inc. (the “Company”) issued a press release announcing that on November 22, 2004 the Company amended and restated its Preferred Stock Rights Agreement dated as of January 29, 2002, by and between the Company and Mellon Investor Services LLC (the “Rights Agreement”), to increase from 15% to 20% the ownership percentage that will cause a Beneficial Owner of Common Shares then outstanding to be deemed an Acquiring Person (as such terms are defined in the Rights Agreement).

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, by and between the Company and Mellon Investor Services LLC appears as Exhibit 4.1 to Amendment No. 1 to our registration statement on Form 8-A, filed with the Securities and Exchange Commission on November 22, 2004.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 99.1	Press release dated November 22, 2004 announcing that the Company had amended its Preferred Stock Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ ROBERT W. ZACK
Robert W. Zack
Chief Financial Officer

Date: November 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 22, 2004 announcing that the Company had amended its Preferred Stock Rights Agreement.